Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2011 Fourth Quarter and Full Year Results

• Strongest quarterly revenue performance since acquisition
• 2011 full year free cash flow of $1,106 million
• Final nine state system conversion expected to commence in March 2012
• Revised cost synergy target to $650 million by end of 2012
• $14 million increase in sequential synergy cost savings
• Fourth quarter operating cash flow margin of 48%, as adjusted
• 415,000 new households with broadband availability for 2011 full year
• 9,300 net new high-speed internet subscribers

Stamford, Conn., February 16, 2012 — Frontier Communications Corporation (NASDAQ: FTR) today reported fourth-quarter 2011 revenue of $1,283.2 million, operating income of $230.5 million and net income attributable to common shareholders of Frontier of $42.2 million, or $0.04 per share. After excluding $42.2 million for integration costs and $1.1 million for severance and early retirement costs, net income attributable to common shareholders of Frontier for the fourth quarter of 2011 would have been $69.0 million, or $0.07 per share.

“Fourth quarter 2011 demonstrated the strongest quarterly revenue and EBITDA margin performance since our Verizon acquisition” said Maggie Wilderotter, Chairman  & CEO of Frontier Communications.  “We also finished a successful 4 state conversion, started the prep work for the additional 9 states to convert in March 2012, and delivered annualized synergies of $552 million enabling us to increase our guidance for 2012 to $650 million.”

Mrs. Wilderotter added:  “Frontier’s Board of Directors also made the decision to lower the quarterly dividend to $0.10 per share.  This will enable Frontier to reduce debt, improve our leverage, have ample cash to invest in the network and other strategic initiatives, and to provide a more sustainable shareholder return through a lower dividend payout ratio.  This was a difficult decision, but we believe it is in the best interest of all stakeholders and will make Frontier a competitively stronger business in both the near term and long term.”

Revenue for the fourth quarter of 2011 was $1,283.2 million as compared to $1,290.9 million in the third quarter of 2011 and $1,358.7 million in the fourth quarter of 2010.  The decrease in revenue for the fourth quarter of 2011 as compared to the fourth quarter of 2010 is attributable to decreases in the number of residential and business customers, switched access, subsidy, video and other revenue.

At December 31, 2011, the Company had 3,103,800 residential customers and 309,900 business customers. The Company grew its high-speed internet customers by 9,300 during the fourth quarter of 2011. The Company had 1,764,200 high-speed internet customers at December 31, 2011. The Company had net additions of 1,000 video customers during the fourth quarter of 2011, which includes 6,900 net additions of satellite TV customers and a net loss of 5,900 FiOS video customers.  The Company had 557,500 video customers at December 31, 2011.

Network access expenses and other operating expenses for the fourth quarter of 2011 were $669.4 million as compared to $691.3 million in the third quarter of 2011 and $755.0 million in the fourth quarter of 2010.  Other operating expenses included severance and early retirement costs of $1.1 million in the fourth quarter of 2011, $3.6 million in the third quarter of 2011 and $2.7 million in the fourth quarter of 2010.

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Depreciation and amortization for the fourth quarter of 2011 was $341.0 million as compared to $351.9 million in the third quarter of 2011 and $352.8 million in the fourth quarter of 2010.

Integration costs of approximately $42.2 million ($0.03 per share after tax) were incurred during the fourth quarter of 2011, as compared to approximately $67.4 million ($0.04 per share after tax) in the third quarter of 2011 and $11.3 million ($0.01 per share after tax) in the fourth quarter of 2010, in connection with our integration of the acquired properties. These nonrecurring costs in 2011 were incurred in connection with our successful conversion of various states onto our platform of system applications on October 1, 2011, continued work on the conversion of remaining systems scheduled to commence in March 2012, and other ongoing network integration work.

Operating income for the fourth quarter of 2011 was $230.5 million and operating income margin was 18.0 percent as compared to operating income of $180.3 million and operating income margin of 14.0 percent in the third quarter of 2011 and operating income of $239.7 million and operating income margin of 17.6 percent in the fourth quarter of 2010. After excluding $42.2 million for integration costs and $1.1 million for severance and early retirement costs, operating income and operating income margin for the three months ended December 31, 2011 would have been $273.8 million and 21.3 percent, respectively.  After excluding $143.1 million for integration costs and $15.7 million for severance and early retirement costs, operating income and operating income margin for the year ended December 31, 2011 would have been $1,058.5 million and 20.2 percent, respectively.  After excluding acquisition and integration costs and severance and early retirement costs for the comparable periods of 2010, operating income and operating income margin for the three months ended December 31, 2010 would have been $253.7 million and 18.7 percent, respectively, and for the year ended December 31, 2010 would have been $919.5 million and 24.2 percent, respectively.

Interest expense for the fourth quarter of 2011 was $165.2 million as compared to $167.5 million in the fourth quarter of 2010, a $2.3 million decrease.

Income tax expense for the fourth quarter of 2011 was $21.5 million as compared to $26.2 million in the fourth quarter of 2010, a $4.7 million decrease.

Net income attributable to common shareholders of Frontier was $42.2 million, or $0.04 per share, as compared to $46.0 million, or $0.05 per share, in the fourth quarter of 2010.  The fourth quarter of 2011 includes integration costs of $42.2 million and severance and early retirement costs of $1.1 million (combined impact of $26.8 million or $0.03 per share after tax).  The fourth quarter 2011 decrease is primarily the result of reduced operating income, partially offset by lower income taxes.

Capital expenditures for Frontier business operations were $111.8 million for the fourth quarter of 2011 and $748.4 million for the full year of 2011.  Capital expenditures were $13.8 million for the fourth quarter of 2011 and $76.5 million for the full year of 2011 related to integration activities.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $616.2 million for the fourth quarter of 2011 resulting in an operating cash flow margin of 48.0 percent.  Operating cash flow, as reported, of $571.5 million has been adjusted to exclude $42.2 million of integration costs, $1.4 million of non-cash pension and other postretirement benefit costs, and $1.1 million of severance and early retirement costs for the fourth quarter of 2011.

Free cash flow, as defined by the Company in the attached Schedule A, was $357.7 million for the fourth quarter of 2011 and $1,105.7 million for the full year of 2011.  The Company’s dividend represents a payout of 52 percent of free cash flow for the fourth quarter of 2011 and 68 percent of free cash flow for the full year of 2011.

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For the full year of 2012, the Company’s expectations for capital expenditures and free cash flow, excluding integration expense and integration capital expenditures, are within a range of $725 million to $775 million and $900 million to $1 billion, respectively.  We expect that in 2012 our cash taxes will be approximately $25 million. We expect to incur operating expenses and capital expenditures for integration activities of approximately $80 million and $40 million, respectively, in 2012.

The Company’s next regular quarterly cash dividend of $0.10 per share of common stock will be paid on March 30, 2012 to shareholders of record on March 9, 2012.

Supplemental Information
As a convenience to investors, the Company furnished today on a Current Report on Form 8-K unaudited historical financial and operating data for the Company, including certain financial and operating data for the acquired properties, updated to reflect the actual financial and operating data for the fourth quarter of 2011.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow.  A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.  The Company has shown adjustments to its financial presentations to exclude: $42.2 million, $67.4 million and $11.3 million of acquisition and integration costs in the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, and $143.1 million and $137.1 million of acquisition and integration costs in the years ended December 31, 2011 and 2010, respectively; $1.4 million, $6.0 million and $15.8 million of non-cash pension and other postretirement benefit costs in the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, and $23.9 million and $40.1 million of non-cash pension and other postretirement benefit costs in the years ended December 31, 2011 and 2010, respectively; and $1.1 million, $3.6 million and $2.7 million of severance and early retirement costs in the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, and $15.7 million and $10.4 million of severance and early retirement costs in the years ended December 31, 2011 and 2010, respectively, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

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These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast
The Company will host a conference call today at 4:30 P.M. Eastern Time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding fourth quarter 2011 results.  The conference call will be webcast and may be accessed at:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=107873&CompanyID=AMDA-OJWDG&e=1&mediaKey=0E22E5295F196538A0152E6D2D7DC909

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern time, February 16, 2012 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 7725145.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,400 employees based entirely in the United States. More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  our ability to successfully integrate the remaining operations and systems of the Acquired Business into Frontier’s existing operations and systems; the risk that the growth opportunities from the Transaction may not be fully realized or may take longer to realize than expected; our indemnity obligation to Verizon for taxes which may be imposed upon them as a result of changes in ownership of our stock may discourage, delay or prevent a third party from acquiring control of us during the two-year period ending July 2012 in a transaction that stockholders might consider favorable; the effects of increased expenses incurred due to activities related to the integration of the Acquired Business; our ability to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High-Speed Internet (HSI) subscribers and sales of other products and services; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts expiring in 2012 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which would require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; limitations on the amount of capital stock that we can issue to make acquisitions or to raise additional capital until July 2012; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and  the effects of severe weather events such as hurricanes, tornados, ice storms or other natural or man-made disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer & Investor Relations	AVP Corporate Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the year ended
	December 31,	September 30,	December 31,	December 31,
(Amounts in thousands, except per share amounts)	2011	2011	2010	2011	2010

Income Statement Data
Revenue	$1,283,152	$1,290,939	$1,358,721	$5,243,043	$3,797,675

Network access expenses	120,828	119,941	140,624	518,682	383,679
Other operating expenses (1)	548,595	571,388	614,340	2,278,419	1,611,137
Depreciation and amortization	341,025	351,907	352,802	1,403,175	893,719
Acquisition and integration costs (2)	42,247	67,412	11,275	143,146	137,142
Total operating expenses	1,052,695	1,110,648	1,119,041	4,343,422	3,025,677

Operating income	230,457	180,291	239,680	899,621	771,998
Investment and other income (loss), net	1,487	836	647	11,526	20,538
Interest expense	165,162	165,755	167,458	665,196	521,820
Income before income taxes	66,782	15,372	72,869	245,951	270,716
Income tax expense (benefit) (3)	21,534	(6,948)	26,247	88,343	114,999
Net income (2)	45,248	22,320	46,622	157,608	155,717
Less: Income attributable to the noncontrolling interest in a
partnership	3,001	1,925	630	7,994	3,044
Net income attributable to common shareholders of Frontier (3)	$42,247	$20,395	$45,992	$149,614	$152,673

Weighted average shares outstanding	990,276	990,259	989,411	989,852	649,828

Basic net income per share attributable to
common shareholders of Frontier (3) (4)	$0.04	$0.02	$0.05	$0.15	$0.23

Other Financial Data
Capital expenditures - Business operations	$111,792	$222,530	$228,528	$748,361	$480,888
Capital expenditures - Integration activities	13,837	43,655	19,055	76,478	96,991
Operating cash flow, as adjusted (5)	616,198	609,162	622,287	2,485,567	1,853,271
Free cash flow (5)	357,675	263,869	212,946	1,105,747	838,260
Dividends paid	186,584	186,588	186,347	746,387	529,389
Dividend payout ratio (6)	52%	71%	88%	68%	63%

(1)
Includes severance and early retirement costs of $1.1 million, $3.6 million and $2.7 million for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, and $15.7 million and $10.4 million for the years ended December 31, 2011 and 2010, respectively.

(2)
Reflects acquisition and integration costs of $42.2 million ($26.1 million or $0.03 per share after tax), $67.4 million ($41.6 million or $0.04 per share after tax) and $11.3 million ($7.0 million or $0.01 per share after tax) for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively. Reflects acquisition and integration costs of $143.1 million ($88.4 million or $0.09 per share after tax) and $137.1 million ($85.7 million or $0.13 per share after tax) for the years ended December 31, 2011 and 2010, respectively.

(3)
Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs and the reversal of uncertain tax positions of $14.0 million ($0.01 per share after tax) in the third quarter of 2011, was $0.07 per share, $0.05 per share and $0.05 per share for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively. Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs, the reversal of uncertain tax positions of $14.0 million ($0.01 per share after tax) in the third quarter of 2011 and a $10.5 million discrete tax item ($0.01 per share after tax) in the second quarter of 2011, was $0.24 per share and $0.37 per share for the years ended December 31, 2011 and 2010, respectively.

(4)	Calculated based on weighted average shares outstanding.
(5)	Reconciliations to the most comparable GAAP measures are presented in Schedules A and B at the end of these tables.
(6)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended					For the year ended
	December 31,	September 30,		December 31,		December 31,
(Amounts in thousands, except operating data)	2011	2011		2010		2011	2010 (1)

Selected Income Statement Data
Revenue
Local and long distance services	$592,860	$605,593		$662,099		$2,451,311	$1,797,382
Data and internet services	464,873	457,934		452,807		1,842,933	1,235,596
Other	78,377	79,379		83,401		329,658	266,922
Customer revenue	1,136,110	1,142,906		1,198,307		4,623,902	3,299,900
Switched access and subsidy	147,042	148,033		160,414		619,141	497,775
Total revenue	$1,283,152	$1,290,939		$1,358,721		$5,243,043	$3,797,675

Other Financial and Operating Data
Revenue:
Residential	$544,144	$560,913	(2)	$610,690	(2)	$2,270,527	$1,693,354	(2)
Business	591,966	581,993	(2)	587,617	(2)	2,353,375	1,606,546	(2)
Customer revenue	1,136,110	1,142,906		1,198,307		4,623,902	3,299,900
Switched access and subsidy	147,042	148,033		160,414		619,141	497,775
Total revenue	$1,283,152	$1,290,939		$1,358,721		$5,243,043	$3,797,675

Residential customer metrics:
Customers	3,103,766	3,174,915		3,445,193		3,103,766	3,445,193
Revenue	$544,144	$560,913	(2)	$610,690	(2)	$2,270,527	$1,693,354	(2)
Products per residential customer (3)	2.47	2.44		2.30		2.47	2.30
Average monthly residential revenue per customer (4)	$56.95	$57.52	(2)	$57.85	(2)
Customer monthly churn	1.53%	1.72%		1.64%
Percent of customers on price protection plans
- Frontier Legacy	63.1%	62.0%		58.4%		63.1%	58.4%

Business customer metrics:
Customers	309,900	319,379		343,823		309,900	343,823
Revenue	$591,966	$581,993	(2)	$587,617	(2)	$2,353,375	$1,606,546	(2)
Average monthly business revenue per customer	$627.14	$600.48	(2)	$561.19	(2)

Access line metrics:
Residential	3,267,487	3,344,758		3,635,670		3,267,487	3,635,670
Business	1,999,429	2,029,101		2,110,048		1,999,429	2,110,048
Total access lines	5,266,916	5,373,859		5,745,718		5,266,916	5,745,718

Average monthly total revenue per access line	$80.39	$79.22		$77.98
Average monthly customer revenue per access line	$71.18	$70.14		$68.77

Employees	15,388	15,254		14,798		15,388	14,798
High-Speed Internet (HSI) subscribers	1,764,160	1,754,842		1,718,959		1,764,160	1,718,959
Video subscribers	557,527	556,552		531,446		557,527	531,446
Switched access minutes of use (in millions)	4,482	4,626		5,098		18,894	14,542

(1)
Other financial and operating data for the year ended December 31, 2010 includes Frontier legacy operations on a historical basis for the full year of 2010 and the Acquired Business on a historical basis only for the last six months of 2010.

(2)		Revised from the previously disclosed amounts to reflect the reclassification of certain revenues from business to residential.
(3)
Products per residential customer: primary residential voice line, HSI and video products have a value of 1. Long distance, Frontier Secure, second lines, feature packages and dial-up have a value of 0.5.

(4)	Calculation excludes the Mohave Cellular Limited Partnership.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$326,094	$251,263
Accounts receivable, net	616,157	568,308
Other current assets	327,779	308,848
Total current assets	1,270,030	1,128,419

Restricted cash	144,680	187,489
Property, plant and equipment, net	7,547,523	7,590,614
Other assets - principally goodwill	8,498,535	8,983,708
Total assets	$17,460,768	$17,890,230

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$94,016	$280,002
Accounts payable and other current liabilities	1,089,200	1,159,355
Total current liabilities	1,183,216	1,439,357

Deferred income taxes and other liabilities	3,602,577	3,257,516
Long-term debt	8,205,841	7,983,614
Equity	4,469,134	5,209,743
Total liabilities and equity	$17,460,768	$17,890,230

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the year ended December 31,
	2011	2010

Cash flows provided by (used in) operating activities:
Net income	$157,608	$155,717
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	1,403,175	893,719
Stock based compensation expense	14,209	14,473
Pension/OPEB costs	23,897	40,050
Other non-cash adjustments	(28,036)	10,072
Deferred income taxes	87,411	85,432
Change in accounts receivable	(72,600)	(33,146)
Change in accounts payable and other liabilities	(84,689)	106,433
Change in other current assets	71,706	(50,570)
Net cash provided by operating activities	1,572,681	1,222,180

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(748,361)	(480,888)
Capital expenditures - Integration activities	(76,478)	(96,991)
Cash transferred from (to) escrow	43,012	(115,000)
Cash paid for the Acquired Business (net of cash acquired)	-	(82,560)
Other assets purchased and distributions received, net	19,155	1,484
Net cash used by investing activities	(762,672)	(773,955)

Cash flows provided from (used by) financing activities:
Long-term debt borrowings	575,000	-
Long-term debt payments	(552,394)	(7,236)
Financing costs paid	(5,444)	(12,868)
Dividends paid	(746,387)	(529,389)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(5,953)	(6,162)
Net cash used by financing activities	(735,178)	(555,655)

Increase (decrease) in cash and cash equivalents	74,831	(107,430)
Cash and cash equivalents at January 1,	251,263	358,693

Cash and cash equivalents at December 31,	$326,094	$251,263

Cash paid during the period for:
Interest	$653,500	$511,354
Income taxes (refunds)	$(33,072)	$19,885

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended
		December 31,	September 30,	December 31,	For the year ended December 31,
	(Amounts in thousands)	2011	2011	2010	2011	2010

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$45,248	$22,320	$46,622	$157,608	$155,717

	Add back:
	Depreciation and amortization	341,025	351,907	352,802	1,403,175	893,719
	Income tax expense (benefit)	21,534	(6,948)	26,247	88,343	114,999
	Acquisition and integration costs	42,247	67,412	11,275	143,146	137,142
	Pension/OPEB costs (non-cash) (1)	1,382	5,955	15,826	23,897	40,050
	Stock based compensation	3,480	3,052	4,543	14,209	14,473

	Subtract:
	Cash paid (refunded) for income taxes	(16,825)	(43,450)	15,843	(33,072)	19,885
	Other income (loss), net	2,274	749	(2)	9,342	17,067
	Capital expenditures - Business operations (2)	111,792	222,530	228,528	748,361	480,888
	Free cash flow	357,675	263,869	212,946	1,105,747	838,260

	Add back:
	Deferred income taxes	67,192	(30,914)	75,340	87,411	85,432
	Non-cash (gains)/losses, net	(19,854)	12,422	24,575	10,070	64,595
	Other income (loss), net	2,274	749	(2)	9,342	17,067
	Cash paid (refunded) for income taxes	(16,825)	(43,450)	15,843	(33,072)	19,885
	Capital expenditures - Business operations (2)	111,792	222,530	228,528	748,361	480,888

	Subtract:
	Changes in current assets and liabilities	133,584	(52,688)	163,329	85,583	(22,717)
	Income tax expense (benefit)	21,534	(6,948)	26,247	88,343	114,999
	Acquisition and integration costs	42,247	67,412	11,275	143,146	137,142
	Pension/OPEB costs (non-cash) (1)	1,382	5,955	15,826	23,897	40,050
	Stock based compensation	3,480	3,052	4,543	14,209	14,473
	Net cash provided by operating activities	$300,027	$408,423	$336,010	$1,572,681	$1,222,180

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $2.2 million, $14.8 million and $20.0 million for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, less cash pension contributions and certain OPEB costs of $0.8 million, $8.8 million and $4.2 million for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively. Reflects pension and OPEB expense, net of capitalized amounts, of $48.1 million and $60.2 million for the years ended December 31, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $24.2 million and $20.1 million for the years ended December 31, 2011 and 2010, respectively.

(2)	Excludes capital expenditures for integration activities.

											Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended December 31, 2011					For the quarter ended December 31, 2010
	(Amounts in thousands)
			Acquisition		Severance			Acquisition		Severance
			and	Non-cash	and Early			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$230,457	$42,247	$1,382	$1,087	$275,173	$239,680	$11,275	$15,826	$2,704	$269,485

	Add back:
	Depreciation and
	amortization	341,025	-	-	-	341,025	352,802	-	-	-	352,802
	Operating cash flow	$571,482	$42,247	$1,382	$1,087	$616,198	$592,482	$11,275	$15,826	$2,704	$622,287

	Revenue	$1,283,152				$1,283,152	$1,358,721				$1,358,721

	Operating income margin
	(Operating income divided
	by revenue)	18.0%				21.4%	17.6%				19.8%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	44.5%				48.0%	43.6%				45.8%

		For the quarter ended September 30, 2011

			Acquisition		Severance
			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$180,291	$67,412	$5,955	$3,597	$257,255

	Add back:
	Depreciation and
	amortization	351,907	-	-	-	351,907
	Operating cash flow	$532,198	$67,412	$5,955	$3,597	$609,162

	Revenue	$1,290,939				$1,290,939

	Operating income margin
	(Operating income divided
	by revenue)	14.0%				19.9%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	41.2%				47.2%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $2.2 million, $14.8 million and $20.0 million for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, less cash pension contributions and certain OPEB costs of $0.8 million, $8.8 million and $4.2 million for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively.

										Schedule B	(continued)
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the year ended December 31, 2011					For the year ended December 31, 2010
	(Amounts in thousands)
			Acquisition		Severance			Acquisition		Severance
			and	Non-cash	and Early			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$899,621	$143,146	$23,897	$15,728	$1,082,392	$771,998	$137,142	$40,050	$10,362	$959,552

	Add back:
	Depreciation and
	amortization	1,403,175	-	-	-	1,403,175	893,719	-	-	-	893,719
	Operating cash flow	$2,302,796	$143,146	$23,897	$15,728	$2,485,567	$1,665,717	$137,142	$40,050	$10,362	$1,853,271

	Revenue	$5,243,043				$5,243,043	$3,797,675				$3,797,675

	Operating income margin
	(Operating income divided
	by revenue)	17.2%				20.6%	20.3%				25.3%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	43.9%				47.4%	43.9%				48.8%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $48.1 million and $60.2 million for the years ended December 31, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $24.2 million and $20.1 million for the years ended December 31, 2011 and 2010, respectively.